UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 28, 2020, VAALCO Energy, Inc. (the “Company”) filed a Current Report on Form 8-K (the "Original 8‑K") to report that William R. Thomas, who serves as a member of the Company’s Board of Directors, had been appointed to serve as the Company’s President, effective as of February 1, 2020 (the “Effective Date”). In connection with the appointment, on March 18, 2020, the Company entered into an employment agreement with Mr. Thomas (the “Employment Agreement”). On March 20, 2020, the Company filed Amendment No. 1 to the Original 8-K (“Amendment No. 1,” and together with the Original 8-K, the “Amended Form 8-K”) to amend and supplement the disclosures included in Item 5.02 of the Original 8-K to provide certain compensation information for Mr. Thomas pursuant to the Employment Agreement that was not determinable at the time of filing the Original 8-K, as well as amend Item 9.01 of the Original 8-K to file a copy of the Employment Agreement as an exhibit to the Original 8-K.

The Company is filing this Amendment No. 2 to Form 8-K solely to amend Item 9.01 of the Amended Form 8-K to replace the Employment Agreement filed as Exhibit 10.1 to Amendment No. 1, which contained incorrect formatting and section references.  No other changes have been made to the Amended Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, by and between William R. Thomas and VAALCO Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 23, 2020
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Controller and Chief Accounting Officer